As filed with the Securities and Exchange
                         Commission on November 24, 2003
                                                      REGISTRATION NO. 333-11650
                          _____________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _________________________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       B.O.S. BETTER ONLINE SOLUTIONS LTD.
               ___________________________________________________
           (Exact name of the Registrant as specified in its charter)


      ISRAEL                                          NOT APPLICABLE
(State or other jurisdiction of
incorporation or organization)              (I.R.S. Employer Identification No.)

Beit Rabin, Teradion Industrial Park
MISGAV, ISRAEL                                              20179
(Address of Principal Executive Offices)                   (Zip Code)

         1999 STOCK OPTION PLAN (INCENTIVE AND RESTRICTED STOCK OPTIONS)
                            (Full title of the Plans)

                      BEIT RABIN, TERADYON INDUSTRIAL PARK,
                                 MISGAV, ISRAEL
                                (972-4) 990-7555

                           Corporation Service Company
                     1177 Avenue of the Americas, 17th Floor
                               NEW YORK, NY 10036
                     (Name and address of agent for service)

                               Tel: (212) 299-9101
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             Ephraim Abramson & Co.
                             16B King George Street
                             Jerusalem, Israel 94229
                                (972) 2-624-5881

The Registration Statement on Form S-8 pertaining to 181,250 (given the effect of the 4-1 reverse stock spilt that occurred on May 29, 2003) Ordinary Shares of B.O.S. Better Online Solutions Ltd. (the "Issuer") was filed on March 13, 2000. Upon the adoption of the 2003 Israeli Share Option Plan, the Issuer has resolved not to grant any more options under other existing Plans, and therefore some of the shares registered for purchase under the Registration Statement, will not be purchased. This Post-Effective Amendment No. 1 is being filed to remove from registration 161,250 Ordinary Shares of the Issuer.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, B.O.S. Better OnLine Solutions Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, State of Israel, on November 16, 2003.



                                         B.O.S. BETTER ONLINE SOLUTIONS LTD.

                                         By: /S/ Israel Gal
                                         ------------------
                                         ISRAEL GAL
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




  SIGNATURE                       TITLE                                         DATE
  /S / Israel GaL                 President and Chief Executive Officer         November 16, 2003
  ---------------
  Israel Gal

  /S/ Edouard Cukierman           Chairman of the Board of Directors            November 16, 2003
  ---------------------
  Edouard Cukierman

   /S/ Nehemia Kaufman            Chief Financial Officer                       November 16, 2003
   -------------------
  Nehemia Kaufman

  /S/ Zvika Greengold             Director                                      November 16, 2003
  -------------------
  Zvika Greengold

  /S/ Eli Ben-Mayor               Director                                      November 19, 2003
  -----------------
  Eli Ben-Mayor

  /S/ Boaz HareL                  Director                                      November 16, 2003
  --------------
  Boaz Harel

  /S/ Yair Shamir                 Director                                      November 16, 2003
  ---------------
  Yair Shamir

  /S/ Yael Ilan                   Director                                      November 16, 2003
  -------------
  Yael Ilan

  /S/ Adi Raveh                   Director                                      November 16, 2003
  -------------
  Adi Raveh





  /S/ Ronen Zavlik                Director                                      November 16, 2003
  ----------------
  Ronen Zavlik


Authorized Representative in the United States:
/S/ Corporation Service Company
-------------------------------
Corporation Service Company
                                                               November 18, 2003